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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                September 2, 2003

                                County Bank Corp
             Michigan Commission file number 0-17482 EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977


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Item 9.  Regulation FD Disclosure.

                                                           FOR IMMEDIATE RELEASE
                                                               September 2, 2003
                                                      CONTACT:  Danielle Portice
                                                         (810) 664-2977 ext. 339


                                  NEWS RELEASE

         The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a quarterly cash dividend of $.24 per share during its regularly scheduled meeting on August 20, 2003. The dividend is payable on September 30, 2003, to shareholders of record on September 16, 2003.

         President Curt Carter is pleased to announce that this dividend is the 152nd consecutive cash dividend paid to shareholders.

         Through the end of July 2003, total assets have grown to $248,376,000 compared to $235,291,000 in July 2002. Earnings per share were $3.16 (annualized) and shareholders' equity reached $31,350,000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                    County Bank Corp

                                       /s/ Joseph H. Black
                                       -------------------
                                       Joseph H. Black
                                       Treasurer and Chief Financial Officer

Date: September 2, 2003